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                                                                  EXHIBIT 6.6
                          MOUNTAIN BANK HOLDING COMPANY

                    EMPLOYEE INCENTIVE STOCK OPTION AGREEMENT


This Employee Incentive Stock Option Agreement ("Agreement") is entered into by and between MOUNTAIN BANK HOLDING COMPANY, a Washington corporation (the "Holding Company") and the Employee, named below.

1. Pursuant to Holding Company's Employee Stock Option Plan (the "Plan") and subject to the terms of this Agreement, Holding Company hereby grants the following irrevocable incentive stock option ("Option"):

         Employee:_____________________________________________________________

         Option Shares:____________________   Exercise Price:__________________

         Date of Grant:____________________   Date of Termination:_____________

         Vesting Schedule: This Option will become exercisable as to __________ Shares on each of the first ____ anniversary dates from the Date of Grant.


2. Pursuant to this Option, the Employee has the option to purchase the stated number of Option Shares of the common stock of Holding Company at the Exercise Price, payable on the date of exercise. This Option is granted as of the Date of Grant, and shall terminate on the Date of Termination unless sooner terminated by reason of death, disability or other termination of status as an employee as provided in the Plan.

3. This Option shall become exercisable according to the Vesting Schedule. Option Shares as to which this Option becomes exercisable are called "Vested Shares". This Option shall be exercisable as to Vested Shares in whole or in part at any time between the Date of Grant and the Date of Termination of this Option. Notwithstanding the foregoing, if the Optionee's status as an employee with Holding Company terminates, then this Option will cease to vest and will not become exercisable as to any additional shares, as of the date on which the Optionee's employment terminates. In such case, this Option will be limited to the Vested Shares as of such date of the termination of employment.

4. This Option must be exercised by actual delivery to Holding Company of a written notice of exercise signed by Employee specifying the number of shares with respect to which this Option is being exercised and the per-share Exercise Price, accompanied by payment of the full amount of the Exercise Price for the number of shares being purchased.

5. All terms and conditions of the Plan are hereby incorporated by this reference as a part of this Agreement, including but not limited to the "Terms and Conditions of Options" provided in the


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     Plan. Holding Company reserves the right, without the consent of Employee, to amend the Plan and/or this Agreement at any time prior to the exercise of the Option granted hereunder to cause this Option to qualify as an "incentive stock option" within the scope and meaning of Section 422 of the Internal Revenue Code ("Code"), or any successor provision of the Code.



EMPLOYEE:                                 MOUNTAIN BANK HOLDING COMPANY,
                                          a Washington corporation


________________________________          By:________________________________

Print Name:_____________________          Title:_____________________________

I hereby acknowledge that I have received a copy of the Plan, incorporated by reference above.


________________________________
Employee


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                                                                     EXHIBIT 6.6

                          MOUNTAIN BANK HOLDING COMPANY

                  EMPLOYEE NONQUALIFIED STOCK OPTION AGREEMENT

This Employee Nonqualified Stock Option Agreement ("Agreement") is entered into by and between MOUNTAIN BANK HOLDING COMPANY, a Washington corporation (the "Holding Company") and the Employee, named below.

1. Pursuant to Holding Company's Employee Stock Option Plan (the "Plan") and subject to the terms of this Agreement, Holding Company hereby grants the following irrevocable nonqualified stock option ("Option"):

     Employee:_________________________________________________________________

     Option Shares:__________________  Exercise Price:_________________________

     Date of Grant:__________________  Date of Termination:____________________

     Vesting Schedule: This Option will become exercisable as to __________ Shares on each of the first ____ anniversary dates from the Date of Grant.

2. Pursuant to this Option, the Employee has the option to purchase the stated number of Option Shares of the common stock of Holding Company at the Exercise Price, payable on the date of exercise. This Option is granted as of the Date of Grant, and shall terminate on the Date of Termination unless sooner terminated by reason of death, disability or other termination of status as an employee as provided in the Plan.

3. This Option shall become exercisable according to the Vesting Schedule. Option Shares as to which this Option becomes exercisable are called "Vested Shares". This Option shall be exercisable as to Vested Shares in whole or in part at any time between the Date of Grant and the Date of Termination of this Option. Notwithstanding the foregoing, if the Optionee's status as an employee with Holding Company terminates, then this Option will cease to vest and will not become exercisable as to any additional shares, as of the date on which the Optionee's employment terminates. In such case, this Option will be limited to the Vested Shares as of such date of the termination of employment.

4. This Option must be exercised by actual delivery to Holding Company of a written notice of exercise signed by Employee specifying the number of shares with respect to which this Option is being exercised and the per-share Exercise Price, accompanied by payment of the full amount of the Exercise Price for the number of shares being purchased.


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5.   All terms and conditions of the Plan are hereby incorporated by this reference as a part of this Agreement, including but not limited to the "Terms and Conditions of Options" provided in the Plan.

EMPLOYEE:                                 MOUNTAIN BANK HOLDING COMPANY,
                                          a Washington corporation

________________________________          By:________________________________

Print Name:_____________________          Title:_____________________________

I hereby acknowledge that I have received a copy of the Plan, incorporated by reference above.


________________________________
Employee